Exhibit 10.6.1

FIRST AMENDMENT TO

LEASE AGREEMENT

BY AND BETWEEN

DESTA TWO PARTNERSHIP, LTD.

AS LANDLORD,

AND

NEWGISTICS, INC.

AS TENANT

FIRST AMENDMENT TO LEASE AGREEMENT

This is the First Amendment to the Lease Agreement by and between Desta Two Partnership, Ltd., as Landlord, and Newgistics, Inc., as Tenant, effective April 1, 2003 covering approximately 18,963 rentable square feet in the Terrace n Building (the “Lease”).

Tenant has exercised its first option to extend the term of the lease for a one (1) year period. Landlord and Tenant have agreed to amend the Lease to extend the Lease Term and make other revisions as follows:

1. Lease Term. The term of the Lease is hereby extended for a period of one (1) year commencing on May 1, 2006 and ending on April 30,2007 (the “First Extended Term”).

2. Base Rent. The Base Rent for the First Extended Term is as follows:

Lease Months	Annual Rate	Monthly Installments

May 1, 2006 - April 30, 2007	$9.90	$15,644.48

3. Ratification. Landlord and Tenant ratify and confirm the Lease, as amended herein.

Executed and effective this 7th day of November, 2005.

LANDLORD:

DESTA TWO PARTNERSHIP, LTD.

By: Desta Two Management Corp., it’s general partner

By:	/s/ Paul Latham
L. Paul Latham
President

TENANT:

NEWGISTICS, INC.

By:	/s/ Jay Shreiner
Name: Jay W. Shreiner
Title: Chief Financial Officer

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